UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
January 27, 2006

BIOSANTE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Barclay Boulevard Lincolnshire, Illinois	60069
(Address of principal executive offices)	(Zip Code)

(847) 478-0500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On January 27, 2006, BioSante Pharmaceuticals, Inc. entered into a Third Amendment to the Lease with LaSalle Bank National Association, as successor trustee to American National Bank and Trust Company of Chicago effective as of January 27, 2006. The Third Amendment amends the Lease, dated as of December 19, 2003, as amended, between BioSante and LaSalle Bank National Association. The Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by this reference.

The Amendment, among other things, extends the term of the Lease, as amended, from March 31, 2006 to March 31, 2007. The annual base rent remains the same at approximately $88,400.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
10.1
Third Amendment to Lease dated as of January 27, 2006, by and between BioSante Pharmaceuticals, Inc. and LaSalle Bank National Association, as successor trustee to American National Bank and Trust Company of Chicago.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSANTE PHARMACEUTICALS, INC.

By: /s/Phillip B. Donenberg
Chief Financial Officer, Treasurer and Secretary
Dated: February 1, 2006

BIOSANTE PHARMACEUTICALS, INC.
FORM 8-K
EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
10.1	Third Amendment to Lease dated as of January 27, 2006, by and between BioSante Pharmaceuticals, Inc. and LaSalle Bank National Association, as successor trustee to American National Bank and Trust Company of Chicago.	Filed Herewith electronically